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                                                                       EXHIBIT 5



                                August 9, 2000



Board of Directors
Peoples Bancorp of North Carolina, Inc.
218 South Main Avenue
Newton, North Carolina 28658-0467

     Re: Registration Statement on Form S-3 under the Securities Act of 1933, as amended

Gentlemen:

     As special counsel to Peoples Bancorp of North Carolina, Inc. (the "Company"), we are rendering this opinion to you in connection with the offering of shares of the Company's common stock, no par value, pursuant to its Dividend Reinvestment and Stock Purchase Plan (the "Plan"). In connection therewith, the Company will file with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, for the offering and sale by the Company of up to 200,000 shares of its no par value common stock (the "Shares").

     In our capacity as special counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation, Bylaws and corporate resolutions of the Company, the Plan, the relevant provisions of Chapter 55 of the North Carolina General Statutes and the Securities Act of 1933, as amended, and the regulations promulgated under all the aforesaid statutes, as we have considered necessary as a basis for the opinion given herein. In addition, we have made reasonable inquiries of the officers of the Company as to all relevant items. In all examinations of documents, we have assumed the genuineness of all original documents and all signatures and the conformity to original documents of all copies submitted to us as certified, conformed or photostatic copies.
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Board of Directors
Peoples Bancorp of North Carolina, Inc.
August 9, 2000
Page 9

     On the basis of such examination, we are of the opinion that, when the Company has received full payment for the Shares as described in the Registration Statement, all requisite corporate action will have been taken with respect to the issuance and sale of the Shares and the Shares will be validly authorized and issued, fully-paid and nonassessable shares of common stock, no par value, of the Company.

     This opinion is furnished by us solely for your benefit and for the benefit of the purchasers of the Shares pursuant to the Plan, and may not be quoted or relied upon by, nor copies be delivered to, any person or entity, or used for any other purpose, without our prior express written consent.

     We hereby consent to the use of this opinion in connection with the registration of the offering of the Shares with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to the reference to us in the Registration Statement and the Prospectus included therein.

                                       Very truly yours,

                                       /s/ Brooks, Pierce, McLendon, Humphrey &
                                             Leonard, L.L.P.

                                       BROOKS, PIERCE, McLENDON,
                                       HUMPHREY & LEONARD, L.L.P.



RAU/sw